Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-139253, 333-139250 and 333-139251) and Registration Statements on Form S-3 (No. 333-145868 and 333-169826) of The Andersons, Inc. of our report dated February 21, 2011 which appears in this Form 10-K related to the consolidated financial statements of Lansing Trade Group, LLC and Subsidiaries.
Crowe Chizek LLP
Elkhart, Indiana
February 21, 2011